UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 12, 2026, Incannex Healthcare Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”) by the Company directly to the Investors (the “Registered Offering”), (i) an aggregate of 1,997,285 shares of its common stock, par value $0.0001 per share (such shares, the “Shares”; such stock, the “Common Stock”), (ii) pre-funded warrants to purchase up to 2,715 shares of its Common Stock (the “Pre-Funded Warrants”), and (iii) common stock warrants to purchase up to 2,000,000 shares of its common stock (the “Common Warrants”) at a combined purchase price of $5.0 per Share and accompanying Common Warrant, or $4.9999 per Pre-Funded Warrant and accompanying Common Warrant. The Common Warrants will be exercisable for a period of five years commencing upon issuance, at an exercise price of $6.50 per share, subject to certain adjustments set forth therein. The Pre-Funded Warrants will be exercisable commencing upon issuance and expiring upon the exercise of the Pre-Funded Warrants in full, at an exercise price of $0.0001 per share, subject to certain adjustments set forth therein. The aggregate gross proceeds to the Company from the Offering are expected to be approximately $10 million before deducting the placement agent’s fees and related offering expenses.

The Shares, Pre-Funded Warrants and Common Warrants were offered by the Company pursuant to registration statements on Form S-3 (File Nos. 333-283028 and 333-288921), which were filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2024 and July 24, 2025, respectively (collectively, the “Registration Statement”).

Each Investor (together with their affiliates) may not exercise any portion of the Pre-Funded Warrants and Common Warrants to the extent that the Investor would own more than 4.99% (or, at the Investor’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the Investor to the Company, the Investor may increase this percentage up to an amount not to exceed 9.99% of the Company’s outstanding Common Stock immediately after exercise.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 60-day period following the closing of the Offering.

The Offering is expected to close on or about March 13, 2026, subject to customary closing conditions.

On March 12, 2026, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Curvature Securities, LLC (“Curvature” or the “Placement Agent”) pursuant to which the Company engaged Curvature as the sole placement agent in connection with the Offering. The Company agreed to pay the Placement Agent a fee in cash equal to 7.0% of the gross proceeds from the sale of the Shares, Common Warrants and Pre-Funded Warrants to the Investors. The Company also agreed to reimburse the Placement Agent for all reasonable and documented travel and other out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $100,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Placement Agent Agreement, the Purchase Agreement, the Common Warrants and the Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1, 4.1, and 4.2 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares, the Common Warrant Shares and the Pre-Funded Warrant Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events

On March 12, 2026, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agent Agreement, dated as of March 12, 2026.

4.1	Form of Common Stock Warrant.

4.2	Form of Pre-Funded Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1*	Form of Securities Purchase Agreement, dated as of March 12, 2026.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release, dated March 12, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date:	March 12, 2026	By:	/s/ Joel Latham
			Name:	Joel Latham
			Title:	Chief Executive Officer and President

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